Explanatory Note

StartEngine Crowdfunding, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 13.

PART III

INDEX TO EXHIBITS

2.1 Second Amended and Restated Certificate of Incorporation*

2.2 Bylaws*

3. Amended and Restated Investors’ Rights Agreement*

4. Form of Subscription Agreement*

6.1 2015 Equity Incentive Plan*

6.2 Platform Agreement with NextGen CrowdFunding dated March 24, 2016*

6.3 Employment Agreement entered into January 2016 (Howard Marks)*

6.4 Employment Agreement entered into January 2016 (Ronald Miller)*

6.5 Severance Agreement and General Release dated November 2, 2016 (Ronald Miller)*

6.6 Observer Rights Agreement dated November 2, 2016 (Ronald Miller)*

8. Form of Escrow Agreement*

11. Consent of dbbmckennon*

12. Attorney opinion on legality of the offering*

13. “Test the waters” materials

15. Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)*

*Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on September 26, 2017.

StartEngine Crowdfunding, Inc.

/s/ Howard Marks

StartEngine Crowdfunding, Inc.
CEO of StartEngine Crowdfunding, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Howard Marks
Howard Marks, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director
Date: September 26, 2017

/s/ Ronald Miller
Ronald Miller, Director and Chairman
Date: September 26, 2017

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